Joint Filer Information

Name:  JK&B Capital V, L.L.C.
Address: Two Prudential Plaza, 180 N. Stetson Avenue, Suite 4500, Chicago, IL 60601 USA
Designated Filer:  JK&B Capital V, L.P.
Issuer and Ticker Symbol: Neylion, Inc. (NLN)
Date of Event Requiring Statement:  06/29/11

Name:  JK&B Management V, L.P.
Address: Two Prudential Plaza, 180 N. Stetson Avenue, Suite 4500, Chicago, IL 60601 USA
Designated Filer:  JK&B Capital V, L.P.
Issuer and Ticker Symbol: Neylion, Inc. (NLN)
Date of Event Requiring Statement:  06/29/11

Name:  JK&B Capital V, L.P.
Address: Two Prudential Plaza, 180 N. Stetson Avenue, Suite 4500, Chicago, IL 60601 USA
Designated Filer:  JK&B Capital V, L.P.
Issuer and Ticker Symbol: Neylion, Inc. (NLN)
Date of Event Requiring Statement:  06/29/11

Name:  JK&B Capital V Special Opportunity Fund, L.P.
Address: Two Prudential Plaza, 180 N. Stetson Avenue, Suite 4500, Chicago, IL 60601 USA
Designated Filer:  JK&B Capital V, L.P.
Issuer and Ticker Symbol: Neylion, Inc. (NLN)
Date of Event Requiring Statement:  06/29/11